    As filed with the Securities and Exchange Commission on August 14, 2000
                                                Registration No. 333-___________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                  --------------------------------------------

                             REGISTRATION STATEMENT
                                   ON FORM S-8

                                      UNDER
                           THE SECURITIES ACT OF 1933
                 ----------------------------------------------

                              DIGITAL IMPACT, INC.
             (Exact name of Registrant as specified in its charter)

                                            177 Bovet Road, Suite 200
        Delaware                           San Mateo, California 94402                                  94-3286913
(State of Incorporation)   (Address of principal executive offices, including zip code)    (IRS Employer Identification Number)

                 ----------------------------------------------

                         MINESHARE, INC. 1997 STOCK PLAN
                            (Full title of the plans)

                 ----------------------------------------------


                                  William Park
         Chief Executive Officer and Chairman of the Board of Directors
                              DIGITAL IMPACT, INC.
                            177 Bovet Road, Suite 200
                           San Mateo, California 94402
                                 (650) 356-3400
            (Name, address and telephone number of agent for service)

                                    Copy to:
                                    Selim Day
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                            Palo Alto, CA 94304-1050

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

                                              CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                     AMOUNT TO BE    OFFERING PRICE PER   AGGREGATE OFFERING      AMOUNT OF
       TITLE OF SECURITIES TO BE REGISTERED          REGISTERED(1)        SHARE(2)             PRICE(2)        REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value, to be issued upon
   exercise of options under the Mineshare, Inc.
   1997 Stock Plan                                      129,623           $3.4492              $447,090            $118.03


(1) This Registration Statement shall also cover any additional shares of Digital Impact, Inc.'s Common Stock which become issuable under the Mineshare, Inc. 1997 Stock Plan by reason of a stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in the increase in the number of the outstanding shares of Digital Impact, Inc.'s Common Stock.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on the aggregate offering price of the outstanding options.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*


--------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Information Incorporated by Reference.

     Digital Impact, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000;

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000;

     (c)  The Registrant's Registration Statement on Form 8-A filed pursuant to
Section 12 of the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), on October 22, 1999, and any further amendment or report filed hereafter for the purpose of updating any such description; and

     (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article VIII of the Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit
Number
-------
 4.1       Mineshare, Inc. 1997 Stock Plan
 5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1       Consent of Independent Accountants, PricewaterhouseCoopers LLP
23.2       Consent of Counsel (contained in Exhibit 5.1)
25.1       Power of Attorney (See page 6)

--------------------

Item 9. Undertakings.

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on August 14, 2000.

                                        DIGITAL IMPACT, INC.

                                        By:  /s/ WILLIAM PARK
                                           -------------------------------------
                                           William Park
                                           Chief Executive Officer and
                                           Chairman of the Board of Directors

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Park and David Oppenheimer, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on August 14, 2000.

           Signature                                  Title
---------------------------------  ------------------------------------------------
/s/ WILLIAM PARK                   Chief Executive Officer and Chairman of the
---------------------------------  Board of Directors (Principal Executive Officer)
William Park

/s/ DAVID OPPENHEIMER              Vice President, Finance, Chief Financial
---------------------------------  Officer, Treasurer and Secretary
David Oppenheimer                  (Principal Financial and Accounting Officer)

/s/ GERARDO CAPIEL                 Chief Technology Officer and Director
---------------------------------
Gerardo Capiel

/s/ RUTHANN QUINDLEN               Director
---------------------------------
Ruthann Quindlen

/s/ WARREN PACKARD                 Director
---------------------------------
Warren Packard

/s/ MICHAEL BROWN                  Director
---------------------------------
Michael Brown

                                INDEX TO EXHIBITS

Exhibit
Number     Description
-------    -----------
 4.1       Mineshare, Inc. 1997 Stock Plan
 5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1       Consent of Independent Accountants, PricewaterhouseCoopers LLP
23.2       Consent of Counsel (contained in Exhibit 5.1)
25.1       Power of Attorney (See page 6)

--------------------